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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Cambridge Technology Partners (Massachusetts), Inc. (the "Company") on Form S-8 of our reports dated February 2, 1998, on our audits for the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 10, 1998